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Exhibit 10.10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "First Amendment") is made effective as of the 25th day of September, 2001, between MOVIE GALLERY, INC., a Delaware corporation (the "Borrower"), and SOUTHTRUST BANK, an Alabama banking corporation, as Agent (the "Agent"). Capitalized terms used herein but not defined shall have the meanings as set forth in the Credit Agreement (as hereinafter defined).

        WHEREAS, pursuant to that certain Credit Agreement dated as of June 27, 2001, among Borrower, Agent, and the other Lender Parties a party thereto (the "Credit Agreement"), Lenders made available to Borrower, subject to the terms and conditions thereof, (i) the Revolving Loan in the initial principal amount of up to Sixty-Five Million and 00/100 Dollars ($65,000,000.00), and (ii) the Swing Line Loan of up to Five Million and 00/100 Dollars ($5,000,000.00); and

        WHEREAS, Agent and Borrower have agreed to amend the Credit Agreement in order to amend Section 8.8 of the Credit Agreement, pertaining to Hedge Agreements, as hereinafter provided.

        NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree that the Credit Agreement is hereby amended as follows:

        1.    The Credit Agreement is hereby amended by deleting Section 8.8 in its entirety, and by substituting the following new Section 8.8 in lieu thereof:

          8.8    Interest Rate Protection.    At December 1, 2001, Borrower shall have entered into or obtained, and Borrower will thereafter maintain in full force and effect, Hedge Agreements in form and substance reasonably satisfactory to the Agent the effect of which shall be to fix or limit interest rates payable by Borrower as to at least thirty-three and one-third percent (33 1/3%) of all principal amounts outstanding at such date under all Funded Debt of Borrower and its Subsidiaries for a period of not less than two (2) years after such date. Borrower will deliver to the Agent, promptly upon receipt thereof, copies of such Hedge Agreements (and any supplements or amendments thereto), and promptly upon request therefor, any other information reasonably requested by the Agent to evidence its compliance with the provision of this Section.

        2.    As a condition to the effectiveness of this First Amendment: (a) Borrower shall reimburse the Lender Parties for all of the Lender Parties' fees and expenses, including, but not limited to, any and all filing fees, recording fees, and reasonable expenses and fees of the Lender Parties' legal counsel, incurred in connection with the preparation, amendment, modification or enforcement of this First Amendment, the Credit Agreement, and any and all documents executed and delivered in connection herewith or therewith; (b) Borrower shall execute and deliver to Agent all further documents and perform all other acts which Agent reasonably deems necessary or appropriate to perfect or protect its security for the Loans; and (c) Borrower shall have delivered to Agent such other documentation, if any, as may be requested by Agent to satisfy Agent that this First Amendment, and all other documents and instruments executed by Borrower in connection with this First Amendment or in furtherance hereof have each been duly authorized, executed and delivered on behalf of Borrower, and constitute valid and binding obligations of Borrower.

        3.    Borrower represents and warrants to Agent that all representations and warranties given by Borrower in Article VII of the Credit Agreement are true and correct as of the date hereof, except to the extent affected by this First Amendment. Borrower represents and warrants to Agent that Borrower is in full compliance with all of the covenants of Borrower contained in Articles VIII, IX and X of the Credit Agreement, except to the extent affected by this First Amendment.

        4.    Except as heretofore or herein expressly modified, or as may otherwise be inconsistent with the terms of this First Amendment (in which case the terms and conditions of this First Amendment shall govern), all terms of the Credit Agreement and all documents and instruments executed and delivered in furtherance thereof shall be and remain in full force and effect, and the same are hereby ratified and confirmed in all respects.

        5.    The undersigned Guarantors execute this First Amendment to expressly evidence their assent to all the terms of the Credit Agreement and this First Amendment, and to further acknowledge and agree that the Guaranty remains in full force and effect and that the "Guaranteed Obligations" under the Guaranty shall include, without limitation, all obligations of Borrower under the Credit Agreement, as amended by this First Amendment.

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        IN WITNESS WHEREOF, this First Amendment has been duly executed as of the day and year first above written.

BORROWER:
MOVIE GALLERY, INC.

By:	/s/ J. STEVEN ROY
Its:	Executive Vice President and Chief Financial Officer

GUARANTORS:
M.G.A., INC.

By:	/s/ J. STEVEN ROY
Its:	Executive Vice President and Chief Financial Officer

MOVIEGALLERY.COM, INC.

By:	/s/ J. STEVEN ROY
Its:	Senior Vice President and Chief Financial Officer

MOVIE GALLERY FINANCE, INC.

By	/s/ J. STEVEN ROY
Its:	President

AGENT:
SOUTHTRUST BANK, as Agent

By:	/s/ STUART JOHNSON
Its:	Commercial Loan Officer

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FIRST AMENDMENT TO CREDIT AGREEMENT